EXHIBIT 10.33

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made effective as of November 5, 2004, by and between Maxwell Technologies, Inc., a Delaware corporation (the “Company”), and the several purchasers named in Schedule I hereto (the “Purchasers”), with respect to the following facts:

RECITALS

WHEREAS, the Company proposes to issue and sell to the Purchasers, and the Purchasers, and each of them, desire to purchase from the Company, that certain number of shares of the Company’s Common Stock, $0.10 par value per share (the “Shares”), nearest to the whole number of Shares able to be purchased by the Purchasers for Eleven Million Dollars ($11,000,000.00) at a per share price of Nine and 25/100 Dollars ($9.25);

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Original Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Shares, which Registration Statement has become effective;

WHEREAS, the Company intends to file with the Commission a prospectus supplement (the “Supplement”) pursuant to Rule 424(b)(5) promulgated under the Securities Act, which Supplement shall supplement the Original Prospectus;

WHEREAS, the Original Prospectus, together with the Supplement, is hereinafter referred to as the “Prospectus.”

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Shares. The Company hereby agrees to issue and sell to the Purchasers at the Closing (as hereinafter defined), and the Purchasers, and each of them, upon the basis of the representations and warranties herein contained and the information set forth in the Prospectus, but subject to the conditions hereinafter stated, hereby agree, severally and not jointly, to purchase from the Company the number of Shares that bears the same proportion to the number of Shares to be sold by the Company as the number of Shares set forth in Schedule I hereto opposite the name of such Purchaser bears to the total number of Shares. The aggregate purchase price of the Shares shall be Eleven Million Dollars ($11,000,000.00) (the “Aggregate Purchase Price”), at Nine and 25/100 Dollars ($9.25) per share of the Company’s Common Stock (the “Per Share Price”), subject to adjustment to eliminate fractional shares as the Company may reasonably determine. The Aggregate Purchase Price shall be paid in cash at the Closing.

2. Payment and Delivery.

a. Payment for the Shares to be sold by the Company will take place at the corporate offices of the Company, located at 9244 Balboa Avenue, San Diego, California 92123, and shall be made to the Company in immediately available United States Dollars against delivery of such Shares for the account(s) of the Purchasers not later than 9:00 a.m., Pacific Standard Time, on November 8, 2004. The Aggregate Purchase Price to be paid by the Purchasers shall be in the form of a wire transfer(s) of funds to the Company’s account. The time and date of such payment are hereinafter referred to as the “Closing.”

b. The Shares shall be registered in such names and in such denominations as requested in writing by each of the Purchasers, not later than one (1) full business day prior to the Closing. The Shares shall be delivered through the book-entry facilities of the Depository Trust Company at the Closing for the account of each Purchaser, with any transfer taxes payable in connection with the transfer of the Shares to such Purchaser duly paid, against payment of the Aggregate Purchase Price therefor.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Purchasers that:

a. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

b. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

d. This Agreement has been duly authorized, executed and delivered by the Company.

e. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

f. The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

g. The Shares to be sold by the Company have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

h. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene: (i) any provision of applicable law (except for such contraventions of applicable law that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement); (ii) the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for contraventions of any such judgment, order or decree that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by the securities or “blue sky” laws of the various states or other jurisdictions in connection with the offer and sale of the Shares.

i. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

j. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

k. The Original Prospectus filed as part of the Registration Statement on September 7, 2004, and each supplement (including the Supplement) filed as part of any subsequent amendment to the Registration Statement or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

l. The Company’s Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2004 complied as to form when so filed in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Commission thereunder.

m. The Company and its subsidiaries: (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

n. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

o. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

p. Except as described in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (except for acquisitions of capital stock by the Company pursuant to agreements that permit the Company to repurchase such shares upon termination of service to the Company or in exercise of the Company’s right of first refusal upon a proposed transfer), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

q. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

r. To the knowledge of the Company or except as disclosed in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and, except as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

s. No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent.

t. The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

u. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except for such certificates, authorizations and permits, the failure of which to obtain, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

v. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s balance sheet for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

w. The Company is aware of no reason that its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 would not be accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

4. Representations and Warranties of the Purchasers. In connection with the purchase of the Shares, the Purchasers, severally and not jointly, hereby make the following representations and warranties, each of which is true and correct as of the date of this Agreement and shall be true and correct as of the Closing:

a. All actions on the part of the Purchasers for the authorization, execution, delivery and performance by the Purchasers of this Agreement have been taken, and this Agreement constitutes a valid and binding obligation of the Purchasers, and each of them.

b. The Purchasers have not incurred and will not incur, directly or indirectly, as a result of any action taken by it or the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

c. Each Purchaser has reviewed with the their own respective tax advisors the foreign and domestic federal, state and local tax consequences of this investment and the transactions contemplated by this Agreement. Each Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Each Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

d. The Purchasers, and each of them, acknowledge that they have had an opportunity to discuss the Company’s business, management and financial affairs with management of the Company. The Purchasers, and each of them, have had an opportunity to conduct due diligence and ask questions of management of the Company concerning these matters, which due diligence was completed and questions were answered to the satisfaction of each Purchaser.

5. Conditions to Closing. The obligation of each party to complete the purchase and sale of the Shares is conditioned upon: (i) the Supplement having been delivered to the Purchasers as of the Closing; (ii) the demonstration, to the reasonable satisfaction of both parties, that the other party is prepared to perform the other party’s obligations set forth in this Agreement; and (iii) the truth and accuracy of the representations and warranties of the other party made in this Agreement.

The several obligations of the Purchasers are subject to the following further conditions:

a. Subsequent to the execution and delivery of this Agreement and prior to the Closing there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Purchasers’ reasonable judgment, is material and adverse.

b. The Purchasers shall have received at the Closing a certificate, dated as of the Closing and signed by an executive officer of the Company, to the effect set forth in Section 5.a. above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing.

6. Covenants of the Company. In further consideration of the agreements of the Purchasers herein contained, the Company covenants with the Purchasers that before amending or supplementing the Registration Statement or the Prospectus, the Company will furnish a copy of each such proposed amendment or supplement to the Purchasers, and the Company will file with the Commission, within the applicable period specified in Rule 424(b) under the Securities Act, any Prospectus required to be filed pursuant to such Rule.

7. Indemnity and Contribution.

a. The Company, agrees to indemnify and hold harmless the Purchasers, and each of them, and every affiliate of the Purchasers within the meaning of Rule 405 under the Securities Act, from and against (a) any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising from or in connection with any violation by the Company of the terms of this Agreement or gross negligence or willful misconduct by the Company in the performance of the terms of this Agreement, (b) any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus, including the appendices thereto (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) any breach of this Agreement.

b. The Purchasers jointly and severally agree to indemnify and hold harmless the Company, the officers and directors of the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against (a) any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that result from any Purchaser making a false statement, or any omission or alleged omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading, in connection with its obligations hereunder or its representations and warranties set forth herein, and (b) any breach of this Agreement.

c. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7.a. or 7.b., such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchasers and all persons who are affiliates of the Purchasers within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such separate firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

d. To the extent the indemnification provided for in Sections 7.a. or 7.b. is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares; or (ii) if the allocation provided by clause 7.d.(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7.d.(i) above, but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

e. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

f. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Purchasers or any affiliate of the Purchasers, or the Company, its officers or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Shares.

8. Termination.

a. The Purchasers may jointly terminate this Agreement by notice given to the Company if, after the execution and delivery of this Agreement and prior to the Closing: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the parties, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

b. The Company may terminate this Agreement, without liability on its part, if, at the Closing, the Purchasers shall fail or refuse to purchase the Shares, or any portion thereof. If this Agreement shall be terminated by the Company pursuant to this Section 8.b. because of any failure or refusal on the part of the Purchasers, and each of them, to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Purchasers, and each of them, shall be unable to perform their obligations under this Agreement, except as provided in Section 8.a. above, the Purchasers shall reimburse the Company for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Company in connection with this Agreement, the Supplement, and the offering contemplated hereunder.

9. Defaulting Purchaser(s). If, at the Closing, any one or more of the Purchasers shall fail or refuse to purchase the Shares that it has or they have agreed to purchase on such date, and the aggregate number of Shares which such defaulting Purchaser or Purchasers failed or refused to purchase is not more than one-tenth (1/10) of the aggregate number of Shares to be purchased on such date, the other Purchasers shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Purchasers, or in such other proportions as the Purchasers shall reasonably specify, to purchase the Shares which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth (1/9) of such number of Shares without the written consent of such Purchaser. Any action taken under this paragraph shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

10. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12. Public Statements. The Company shall, on the second business day following execution of the Agreement, issue a press release disclosing all material terms of this Agreement. Within two (2) business days after the Closing, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of this Agreement and including as exhibits to the 8-K Filing this Agreement in the form required by the Exchange Act. Thereafter, the Company shall timely make any filings and notices required by the SEC or applicable law with respect to this Agreement and provide copies thereof to the Purchasers promptly after filing. The Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any press release without the prior written consent of the Purchasers, which consent is hereby given.

13. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

a.	If to the Company:

Maxwell Technologies, Inc.

9244 Balboa Avenue

San Diego, California 92123

Attn: Richard D. Balanson

Facsimile: (858) 277-6754

With a copy to:

Foley & Lardner LLP

420 W. Broadway, Suite 2300

San Diego, California 92101

Attn: Kenneth D. Polin

Facsimile: (619) 234-3510

and

Foley & Lardner LLP

2029 Century Park East, 35th Floor

Los Angeles, California 90067

Attn: Deepak Nanda

Facsimile: (310) 557-8475

b.	If to a Purchaser:

To the address on the signature page of this Agreement.

With a copy to:

________________________________

________________________________

________________________________

Attn: ____________________________

Facsimile: ________________________

14. Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers, and each of them. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

15. Entire Agreement; Severability. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

17. Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Signatures may be delivered by facsimile and such signatures shall be deemed originals so long as the original signature page is sent via first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, within seventy-two (72) hours of the time on the confirmation sheet for such facsimile.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

“Company”

MAXWELL TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

Accepted as of the date hereof by,

“Purchaser”

DAVIS SKAGG INVESTMENT MANAGEMENT,
a Division of Smith Barney Fund Management LLC, acting severally on behalf of itself and the several Purchasers named in Schedule I hereto.

By:
Name:	John G. Goode
Title:	Chairman and Chief Investment Officer

Notice:	Davis Skagg Investment Management
One Sansome Street, 35th Floor
San Francisco, California 94104
Attn: John G. Goode
Facsimile: (415) 984-6572

SCHEDULE I

Purchaser Name:		Number of Shares To Be Purchased:

(1)	MassMutual Strategic Balanced Fund	19,470

(2)	Citi FCP CitiEquity US Value Fund	23,436

(3)	ING Salomon Brothers All Cap Portfolio	71,170

(4)	Salomon Brothers Global Horizons US Fundamental Value Fund	5,573

(5)	GS Series Fundamental Value Fund	117,301

(6)	TA Idex Salomon All Cap Fund	93,883

(7)	ING Salomon Brothers Fundamental Value Portfolio	9,234

(8)	Salomon Brothers All Cap Value Fund	1,705

(9)	ATSF Salomon All Cap	87,864

(10)	Salomon Brothers Variable All Cap Value Fund	661

(11)	Smith Barney Fundamental Value Fund	663,868

(12)	GS Series Salomon Brothers Variable All Cap Value Fund	46,877

(13)	State of New Mexico State Investment Council	48,147

Total Number of Shares to be Purchased:		1,189,190